UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 24, 2002



                      AMERICAN MEDICAL SECURITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)


                      WISCONSIN                  1-13154
               (State of Incorporation)   (Commission File Number)

                                  39-1431799
                        (I.R.S. Employer Identification No.)


          3100 AMS BOULEVARD, GREEN BAY, WISCONSIN          54313
          (Address of principal executive offices)        (Zip Code)

                                 (920) 661-1111
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

        The following is a report of recent developments in certain previously reported legal proceedings.

        In May 2001, the Florida Department of Insurance issued an administrative complaint against United Wisconsin Life Insurance Company ("UWLIC"), a wholly owned subsidiary of American Medical Security Group, Inc. (the "Company"), challenging UWLIC's rating and other practices in Florida relating to UWLIC's MedOne(SM) products for individuals and their families. MedOne(SM) products sold by UWLIC in Florida are written pursuant to a group master policy issued to an association domiciled in a state other than Florida. The case was presented to an Administrative Law Judge in a hearing held in January 2002.

        In a recommended order entered April 25, 2002, the Administrative Law Judge held that the evidence presented by the Florida Department of Insurance did not support a conclusion that UWLIC had violated any provisions of the Florida insurance statutes or regulations and recommended that all counts of the Department's administrative complaint be dismissed. The recommended order was sent to the Commissioner of the Florida Department of Insurance for entry of a final order. On July 24, 2002, the Florida Department of Insurance issued a final order affirming the recommendations from the Administrative Law Judge with respect to six of eight counts. Among other things, the final order affirmed that the policy issued to the association was exempt from most Florida rating requirements. However, the Department reversed the Administrative Law Judge's finding that tier rating does not violate state law applicable to policies issued out of state, and ordered the suspension of UWLIC's license to sell new business in Florida for one year. The Department's order specifically permits UWLIC to continue to renew its existing business in Florida. On July 29, 2002, the First District Court of Appeals for the State of Florida stayed the order of the Department of Insurance. The stay is effective until the Court of Appeals rules on the Company's request to overturn the order. The Company anticipates a reversal of the final order on appeal. In a press release issued by the Company on July 29, 2002, announcing the stayed order, the Company also stated that, beginning November 1, 2002, it will voluntarily implement a block rating system for its MedOne(SM) business in Florida and discontinue its tier rating system in that state.

        In a separate proceeding involving substantially similar issues, a class action lawsuit was filed against two of the Company's subsidiaries, American Medical Security, Inc. and UWLIC in February 2000 in the Circuit Court for Palm Beach County, Florida, by Evelyn Addison and others alleging that the Company failed to follow Florida law in discontinuing writing certain health insurance policies and offering new policies in 1998, and that the Company wrongfully terminated coverage, improperly notified insureds of conversion rights and charged improper premiums for new coverage. Plaintiffs also alleged that UWLIC's renewal rating methodology violates Florida law. Plaintiffs are seeking damages unspecified in the complaint. A bench trial on the liability issues of the case was held in Circuit Court in March 2002.

        In a final judgment entered April 24, 2002, the Circuit Court in the class action lawsuit found among other things, that the policy issued by the Company outside Florida was not exempt from any Florida rating laws and ordered that the question of damages be tried before a jury. In light of the conflicting findings of the Administrative Law Judge and the Circuit Court Judge, the Company requested that the Court in the class action lawsuit reconsider its ruling. The request was denied, as was the Company's request for appellate review. The damages portion of the lawsuit is scheduled to be heard before a jury in September 2002.

        In a press release issued by the Company on July 24, 2002, the Company indicated it does not anticipate that the ruling of the Florida Department of Insurance suspending UWLIC's license to sell new business in Florida will have a material impact on the Company's earnings for 2002 or 2003. The Company believes it is adequately reserved for a reasonable range of outcomes with respect to the class action lawsuit. Based upon consultation with its counsel, the Company believes it should prevail on appeal in both these actions. However, management's evaluation of the likely impact of these actions could change in the future and an unfavorable outcome in the class action lawsuit in excess of reserves could have a material adverse effect on the Company's consolidated financial position, results of operations or cash flow of a future period.

        Copies of press releases issued by the Company related to the Florida Department of Insurance's regulatory action are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS

                  See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           AMERICAN MEDICAL SECURITY GROUP, INC.



Dated:  July 31, 2002                      /S/ TIMOTHY J. MOORE
                                           -------------------------------------
                                           Senior Vice President of Corporate
                                           Affairs, Secretary & General Counsel


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                      AMERICAN MEDICAL SECURITY GROUP, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 1-13154)

                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT
                          DATE OF REPORT: JULY 24, 2002


      EXHIBIT                                                            FILED
      NUMBER                       DESCRIPTION                          HEREWITH

        99.1        Press Release dated July 24, 2002, issued
                    by the Registrant                                      X



        99.2        Press Release dated July 29, 2002, issued
                    by the Registrant                                      X



                                      EX-1